                                                                   EXHIBIT 10.20
                             ----------------------

                             KEY EMPLOYEE AGREEMENT

                             ----------------------




To:      John J. McDonald                                    As of April 1, 1997
         17 Smith Farm Trail
         Lynnfield, MA  01940

         The undersigned, Centennial Technologies, Inc., a Delaware corporation (the "Company"), hereby agrees with you as follows:

         1.       POSITION AND RESPONSIBILITIES.

                  1.1 You shall serve as the President or Executive Vice President of Sales of the Company, or in a comparable position with similar responsibilities, as designated by the Company's Board of Directors, and shall perform such functions as are customarily associated with such capacity from time to time at the Company's headquarters or such place or places as are appropriate and necessary in connection with such employment. It is expressly agreed that any change in your title between President and Executive Vice President of Sales shall not provide cause for this agreement to be terminated by either party.

                  1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such duties consistent with your position as may be lawfully and reasonably assigned to you by the Company's Board of Directors from time to time. Such duties may include similar responsibilities with companies in which the Company has a majority ownership interest. If assuming such responsibilities would require you to move outside of the Greater Boston area, such responsibilties will only be required of you on terms mutually agreeable by you and the Company.

                  1.3 You will duly, punctually and faithfully perform and observe any and all lawful rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.




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

         2.       TERM OF EMPLOYMENT.

                  2.1 The initial term of this Agreement shall be for one year, subject to earlier termination in accordance with Section 2.2 hereof. Thereafter, this Agreement may be renewed upon the written agreement of you and the Company.

                  2.2 The Company shall have the right to terminate your employment at any time either (a) immediately without prior written notice for "cause" (as defined herein), or (b) upon at least ten (10) days' written notice without cause. If the Company terminates your employment for cause, the Company shall be obligated to pay you an amount equal to your salary and vacation pay which is accrued and unpaid up to the date of such termination. If the Company terminates your employment without cause, the Company shall be obligated to pay you your Base Salary (as defined in EXHIBIT A attached hereto) for a period of time equal to the greater of (i) six months, or (ii) that period of time which commences on the date of such termination and ends with the expiration in the initial term of employment set forth in Section 2.1 (the "Severance Period"). The Company shall also continue in full force and effect for the Severance Period all health and insurance benefits that you enjoyed at the time of your termination without cause, and all other benefits which applicable law requires to be continued. Should you continue to be employed by the Company beyond the term of this Agreement without a mutually agreed upon renewal or modification of this Agreement, a six month severance provision for termination without cause as described above shall apply.

                  2.3 For purposes of Section 2.2 hereof, the term "cause" shall mean the following: (i) your involvement in any felony crime, material arrestable criminal offense (excluding road traffic offenses for which a fine or non-custodial penalty is imposed), or any crime in connection with your employment with the Company (including theft of Company assets); or (ii) material insubordination or your knowing or intentional failure to take actions permitted by law and necessary to implement strategies or policies of the Company and which are consistent with your positions and duties, following written warning of such material insubordination or unreasonable failure; or
(iii) drunkenness or use of any drug or narcotic which adversely affects your job performance; or (iv) any knowing or intentional misrepresentation of significant information important to the operating condition of the Company; or
(v) acting in material breach or contravention of any non-competition, non-disclosure or non-solicitation covenants hereof.

           3. COMPENSATION. You shall receive the compensation and benefits set forth on Exhibit A hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights, if any, pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto and made a part hereof as EXHIBIT C between you and the Company (the "Proprietary Information and Inventions Agreement"). If you remain as a full-time employee of the Company until at least August 31, 1997, the Company



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


will pay you, in a lump-sum payment within two (2) weeks following such date, a "stay bonus" equal to six (6) months' Base Salary. In the event you are terminated involuntarily and not for "cause" as described in Section 2.3 above prior to August 31, 1997, you will receive within two (2) weeks of such termination a pro-rated share of such "stay bonus" for that period between February 11, 1997 and August 31, 1997 that you remain employed by the Company. Furthermore, if you remain as a full-time employee of the Company until at least August 31, 1997, the Company will forgive in full those advances made to you during calendar year 1995 which remain outstanding as of the date of this agreement, which advances total $31,500 (the "Advances"). You understand and agree that the Company will make all necessary and appropriate payroll withholdings from all payments to be made to you under this paragraph, including, but not limited to, such withholdings from your "stay bonus" necessary to reflect the forgiveness the Advances as taxable compensation to you in calendar year 1997.

         4.       OTHER ACTIVITIES DURING EMPLOYMENT.

                  4.1 Except for any outside employments and directorships currently held by you as listed on EXHIBIT B hereto, if any, and except with the prior written consent of the Company's Board of Directors (which approval shall not be unreasonably withheld), you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor.

                  4.2 You hereby agree that, except as disclosed on EXHIBIT B hereto, during your employment hereunder, you will not, directly or indirectly, engage (a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than one percent (1%) interest, in any firm, corporation, partnership, trust, association, or other organization which is engaged in any line of business engaged in or under demonstrable development by the Company (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). You hereby represent that you are not presently engaged in any of the foregoing capacities described in
(a) through (i) in any Prohibited Enterprise.

         5.       FORMER EMPLOYERS.

                  5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company.

                  5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own, all information which is common knowledge in the industry or otherwise legally in the public domain.

         6. PROPRIETARY INFORMATION AND INVENTIONS. You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as EXHIBIT C and incorporated herein.

         7.       POST-EMPLOYMENT ACTIVITIES.

                  7.1 You shall not, for a period of one (1) year after the termination of your employment with the Company (for whatever reason), without the prior written consent of the Company, directly or indirectly do any business with or have any dealings whatsoever with any person, firm or company who was a client, customer, supplier, agent or distributor of the Company during the period of one (1) year prior to the end of your employment with the Company and with whom you have contact during the period of one (1) year prior to the end of your employment with the Company, nor shall you render services similar or reasonably related to those which you shall have rendered hereunder during such one (1) year period, to any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company (a "Direct Competitor") in any line of business engaged in or under development by the Company. Nor shall you entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement which you have executed or this Section 7. As used in this Section 7.1, the phrase "any line of business engaged in or under development by the Company" shall be applied as at the date of termination of your employment with the Company.

                  7.2 For a period of one (1) year after the termination of your employment with the Company, the provisions of Section 4.2 hereof shall be applicable to you and you shall comply therewith. As applied to such one (1) year post-employment period, the term "any other line of business engaged in or under demonstrable development by the Company," as used in Section 4.2, shall be applied as at the date of termination of your employment with the Company.

                  7.3 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consulting arrangement) so long as you do not thereby violate any term of this Agreement or the Proprietary Information and Inventions Agreement.

                  7.4 After your employment with the Company ends, you are required to notify the Company promptly in writing if you receive any offer of employment that you wish to accept, if the employment might commence during the period of restriction described in Section 7.1 above. This notice should contain: (a) a complete description of the terms of the offer, including the position and the compensation provided and the responsibilities contemplated thereunder, and (b) confirmation of your intention to accept the offer if the Company so permits. After you have so notified the Company, the Company shall have fifteen (15) days to notify you of its election:

                  7.4.1. To release you from Section 7.1 hereof, but only as it applies to the employment position offered to you, as disclosed in your notice to the Company; or

                  7.4.2. To insist upon full compliance with Section 7.1; provided, however, that if you have reported to the Company an offer of employment that would commence more than six months after the termination of your employment but within the period of restriction described in Section 7.1, and the Company elects to insist upon full compliance with Section 7.1 for that period, the Company shall provide you with the following "Special Benefit" over such period: the Base Salary provided under this Contract for the period between the date upon which you would have commenced such employment and the end of the period described in Section 7.1.

                  During such time as the Company is paying you such "Special Benefit," you are required to pursue with diligence other employment opportunities consistent with your general skills and interests. This Special Benefit is available only if the requirements of this Section 7.4.2 are met, only during the period of the second six months of the period of restriction described in Section 7.1, and only so long as you are unable to obtain suitable employment in compliance with Section 7.1. Any election by the Company to release you from Section 7.1 with respect to one offer of employment shall not release you from Section 7.1 with respect to any subsequent offers of employment, including transfers, reassignments or a change in duties or responsibilities by the same or different employers.

         8. REMEDIES. Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 4.2, 7, 9, 10 and 11 of this Agreement (as modified by Section 12, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of this Agreement or the Proprietary Information and Inventions Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         9. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.

         10. CONFIDENTIALITY. You agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to your employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which you may produce, obtain, or otherwise acquire during the course of your employment, except as herein provided. You further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

         11. ARBITRATION. Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Boston, Massachusetts, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in the highest court, state or federal, having jurisdiction.

         12. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any provision shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without


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

materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         13. NOTICES. Any notice which the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing with a copy to Peter J. Macdonald, Hale & Dorr, LLP, 60 State Street, Boston, MA 02109. The date of personal delivery or the date of mailing of any notice under this Section 13 shall be deemed to be the date of delivery thereof.

         14. WAIVERS. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         15. COMPLETE AGREEMENT; AMENDMENTS. The foregoing, including Exhibits A, B and C hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

         16. HEADINGS. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

         17. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         18. GOVERNING LAW. This Agreement shall be governed by and construed under Massachusetts law, without regard to its conflict of laws principles.

         If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon this Agreement shall become binding in accordance with its terms. Please then return this Agreement to the

Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                             Very truly yours,

                                             CENTENNIAL TECHNOLOGIES, INC.




                                             BY: /s/ Lawrence J. Ramaekers
                                                 -------------------------------
                                                 Lawrence J. Ramaekers
                                                 Interim Chief Executive Officer


Accepted and Agreed:


/s/ John J. McDonald
---------------------------------
John J. McDonald

                                                                       EXHIBIT A
                                                                       ---------



                   EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                                       OF
                                JOHN J. MCDONALD



1. TERM. The term of the Agreement to which this Exhibit A is annexed and incorporated shall be until March 31, 1998.

2. COMPENSATION. Your Base Salary shall be $168,750 per annum, payable in accordance with the payroll policies established by the Company.

3. BONUS. You shall be entitled to such bonuses as may be determined by the Company's Board of Directors or Compensation Committee.

4. STOCK OPTIONS. Upon acceptance of this Agreement, you shall be granted an incentive stock option to purchase 217,500 shares of the common stock of the Company pursuant to the Company's 1994 Stock Option Plan at the fair market value determined by the Company's Board of Directors. These incentive stock options shall vest one-third on October 1, 1997, one-third on October 1, 1998, and one-third on October 1, 1999. These stock options will replace your existing 217,500 options granted on October 1, 1996 at an exercise price of $20.53, and you agree to execute all documents reasonably necessary to effect this cancellation of your prior options. In the event of a sale or acquisition of substantially all of the stock or assets of the Company, the Company shall give you thirty (30) days notice of such an event and advise you that any of your then outstanding options shall be immediately exercisable before the event takes place, whether or not by their terms the stock options are then vested. In the event you are terminated involuntarily for any reason other than for "cause" as defined in section 2.3 of this Agreement after a change in the majority of the Board of Directors of the Company, fifty percent (50%) of any options which on such date have not vested shall be and become fully vested.

5. VACATION. You shall be entitled to four (4) weeks paid vacation per year. You will be allowed to carry over unused vacation entitlement to future periods or at your option receive compensation equivalent to the unused vacation entitlement at your then current salary.

6. AUTOMOBILE ALLOWANCE. You shall forthwith receive a monthly automobile allowance in the amount of $700.

7. OTHER BENEFITS. You shall be eligible for participation in any health, group insurance plan, or pension insurance and benefits plan that may be established by the Company or which the Company is required to maintain by law. You shall also be eligible to receive other benefits that are provided to the executive officers of the Company from time to time.

                                                                       EXHIBIT B
                                                                       ---------




                    OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS OF


                                JOHN J. MCDONALD

                                                                       EXHIBIT C
                                                                       ---------



--------------------------------------------------------------------------------

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

--------------------------------------------------------------------------------


To:      Centennial Technologies, Inc.                       As of April 1, 1997
         37 Manning Road
         Billerica, Massachusetts 01821

         The undersigned, in consideration of and as a condition of my services to you and/or to companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

         1. CONFIDENTIALITY. I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment with the Company, any Inventions (as hereinafter defined), trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

         2. CONFLICTING EMPLOYMENT; RETURN OF CONFIDENTIAL MATERIAL. I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

         3.       ASSIGNMENT OF INVENTIONS.


                  3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions.

                  3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company or its affiliates, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its affiliates.

                  3.3 Any discovery, process, design, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time during the term of this Agreement not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (b) does not result, directly or indirectly, from any work performed by me for the Company.

         4. DISCLOSURE OF INVENTIONS. I agree that in connection with any Invention, I will promptly disclose such Invention to the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

         5.       PATENTS AND COPYRIGHTS; EXECUTION OF DOCUMENTS.

                  5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment with the Company in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

                  5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

         6. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings, flowcharts and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

         7. PRIOR INVENTIONS. It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my association with the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

         8. OTHER OBLIGATIONS. I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

         9. TRADE SECRETS OF OTHERS. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my services to the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous client, employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

         10. MODIFICATION. I agree that any subsequent change or changes in my duties, salary or compensation or in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

         12. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.


         13. WAIVERS. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         14. COMPLETE AGREEMENT, AMENDMENTS. I acknowledge receipt of this Agreement, and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by either party of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, and, in the case of the Company, upon written authorization of the Company's Board of Directors.

         15. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

         16. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         17. GOVERNING LAW. This Agreement shall be governed by and construed under Massachusetts law, excluding its conflict of law principles.

                                             JOHN J. MCDONALD


                                             /s/ JOHN J. MCDONALD
                                             -----------------------------------

Accepted and Agreed:

CENTENNIAL TECHNOLOGIES, INC.


By: /s/ Lawrence J. Ramaekers
    ----------------------------------
    Lawrence J. Ramaekers, Interim Chief Executive Officer

                                                                      SCHEDULE A
                                                                      ----------
                                                                  (to Exhibit C)

                               PERSONAL INVENTIONS
                                       OF
                                JOHN J. MCDONALD